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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 29, 2003 relating to the financial statements of Bethlehem Steel Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pricewaterhouse Coopers LLC

Philadelphia, Pennsylvania

November 24, 2003